UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 4, 2011
EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts	02110

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 224-9900
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Departure of Directors or Certain Officers
     On February 5, 2011, Darren P. Brady, the Senior Vice President and Chief Operating Officer of EnerNOC, Inc. (the “Company”), and the Company agreed that Mr. Brady would resign as Senior Vice President and Chief Operating Officer of the Company, effective as of the close of business on February 11, 2011 (the “Resignation Date”). The Company and Mr. Brady have agreed that Mr. Brady will provide transitional services to the Company as Senior Operations Advisor to the Chief Executive Officer for a period of time after the Resignation Date. In connection with Mr. Brady’s resignation and subject to his execution of a separation agreement with the Company, Mr. Brady will receive severance under his previously disclosed severance agreement, as well as an additional lump sum cash payment equal to $200,000 and a monthly payment of $25,000 for each month that he performs the transitional services in his role as Senior Operations Advisor to the Chief Executive Officer.
(e)	Compensatory Arrangements of Certain Officers
     2011 Executive Bonus Plan
     At a meeting held on February 4, 2011 (the “Meeting”), based on the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, the Board approved the Company’s 2011 Executive Bonus Plan (the “Plan”). Pursuant to the Plan, the 2011 annual bonus amount (the “Bonus Amount”) for each “named executive officer” (as such term is used in Instruction 4 to Item 5.02 of Form 8-K) (collectively, the “Named Executives”), which is be payable in cash or shares of the Company’s common stock and which will be paid in early 2012, will be determined based upon the achievement of certain pre-determined corporate performance objectives. Specifically, each Named Executive’s Bonus Amount will be based entirely on the Company’s achievement of certain revenue, earnings per share, and free cash flow targets applicable to 2011, which targets have been set by the Board.
     At the Meeting, the Committee also recommended to the Board, and the Board approved, the following target bonuses (as a percentage of base salary) for each of the Named Executives:

Target Bonus
Name and Position	(% of Base Salary)
Timothy G. Healy Chief Executive Officer and Chairman	100%
David B. Brewster President	75%
David M. Samuels Executive Vice President	75%
Timothy Weller Chief Financial Officer and Treasurer	70%

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.
Date: February 10, 2011	By:	/s/ Timothy Weller
		Name:	Timothy Weller
		Title:	Chief Financial Officer (Principal Financial Officer)